EXHIBIT 99.1

YP.NET TO HOST MEETING WITH RESEARCH ANALYSTS, INVESTORS
Mesa, Arizona - (Business Wire)
March 5, 2004

YP.Net, Inc., (OTC BB: YPNT) a leading provider of Internet yellow pages and related services, will host a meeting with research analysts, institutional investors and other members of the investment community on April 23rd at its headquarters facility in Mesa, Arizona.

The meeting will include a presentation by Angelo Tullo, CEO, and David Iannini, CFO, on YP.Net's business model and strategy. The presentation will be followed by a tour of the Mesa facility and a demonstration of company operations, including meetings with senior and middle management and staff. In addition, the Company's outside auditor, Mr. Mark Weber of Epstein Weber and Conover, PLC, will also attend the meeting to answer any questions. Mr. Weber has over 19 years of experience serving small and midsize businesses and their entrepreneurial owners/managers. He served as a manager of Emerging Business Services for offices of two international accounting firms in Phoenix and Washington, D.C., Deloitte & Touche and PriceWaterhouse Coopers respectively. Mr. Weber's experience also includes service at the Securities & Exchange Commission in Washington, D.C.

Personal invitations to this meeting, along with further details, will be sent out shortly.

ABOUT EPSTEIN WEBER & CONOVER, PLC

Epstein Weber & Conover, PLC (www.ewccpa.com) is a full service Certified Public Accounting firm meeting the needs of clients throughout Arizona*. Located in the Scottsdale Airpark, EWC was recently recognized as the 19th largest CPA firm by the Phoenix Business Journal.

A staff of over 20 professionals and an experienced management team with International and national CPA firm backgrounds, provides us the resources to be one of Arizona's premier accounting firms. Management however, prides itself on offering the personal service of a local firm, which allows clients to have day-to-day contact with our most experienced staff. With a core client base of Arizona based family owned businesses and a significant SEC audit practice, our management team can provide unmatched expertise and affordable personalized service to a wide variety of businesses. By offering audit, accounting, tax and financial consulting services, we are a full service firm and trusted advisor.

Our membership in Jeffries Henry International (JHI), an international association of over 100 accounting firms with offices in Europe, Asia and the Americas gives us the ability to solve national or international accounting challenges for our clients.

Our mission is to provide our clients with the highest level of technical expertise in a proactive manner using a cost effective approach. Integrity, quality and proactive service are the heart of our core values.


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*Serving clients in Phoenix, Scottsdale, Mesa, Glendale, Chandler, Tempe,
Gilbert, Peoria, Bullhead City, Kingman, Lake Havasu and Paradise Valley.

ABOUT YP.NET, INC.

YP.Net Inc., a leading provider of internet-based yellow pages services offer an Internet Advertising Package (IAP) that includes a Mini-WebPage(TM) and Preferred Listing through its yellow pages web site at www.yp.com. The company's web site contains listings for approximately 18 million businesses in the United States and 150 million individuals in the United States and Canada. As of December 31, 2003, YP.Net has 283,064 IAP advertisers.

YP.Net also provides an array of other Internet services that complement its yellow pages web site, including an Internet Dial-Up Package(TM) (dial-up Internet access) and QuickSite(TM) (web site design and hosting services).

YP.Net is a longstanding member, exhibitor and sponsor of the two major yellow pages trade associations - Yellow Page Integrated Media Association (YPIMA), the major trade association of yellow pages publishers throughout the world, and the Association of Directory Publishers (ADP), which mostly represents independent yellow pages publishers. YP.Net, Inc., is based in Mesa, AZ. For more information, visit the web site at www.yp.com.

CONTACT:
YP.Net, Inc.
Roger Bedier
Investor Relations
480-325-4339
Fax 480-654-9747


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